EXHIBIT 99.2

 2Q ‘14 Earnings  2Q ‘14 Earnings PresentationAugust 7, 2014  Exhibit 99.2

 2Q ‘14 Earnings  Note to Investors  Certain statements contained herein, regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future. Such forward-looking statements are based on our expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements. Such risks and uncertainties include, but are not limited to, general economic conditions, conditions in the debt and equity markets (particularly as they affect the terms on which we can issue equity securities or incur borrowings in connection with the pending acquisition of the operating assets and certain liabilities of Philadelphia Gas Works), legislative and regulatory changes, changes in demand for electricity, gas and other products and services, unanticipated weather conditions, changes in accounting principles, policies or guidelines, the expected timing and likelihood of completion of the pending acquisition, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the pending acquisition that could reduce anticipated benefits or cause the parties to abandon the transaction, the allocation of personnel and resources to the pending acquisition during this time period, as well as the ability to successfully integrate the businesses, and other economic, competitive, governmental, and technological factors affecting the operations, markets, products and services of our subsidiaries. All such factors are difficult to predict, contain uncertainties that may materially affect our actual results and are beyond our control. You should not place undue reliance on the forward-looking statements, each speaks only as of the date hereof and we undertake no obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances. New factors emerge from time to time and it is not possible for us to predict all such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. The foregoing and other factors are discussed and should be reviewed in our Annual Report on Form 10-K for the year ended December 31, 2013, as amended, and other subsequent filings with the Securities and Exchange Commission.  *  Visit our website at www.UIL.com   James TorgersonPresident and Chief Executive OfficerRichard NicholasExecutive Vice President and Chief Financial Officer

 2Q ‘14 Earnings   2Q & YTD ‘14 Earnings Summary  Excluding expenses related to the pending acquisition of Philadelphia Gas Works (PGW), 2Q ’14 consolidated net income was $14.3M, or $0.25 per diluted share, compared to $17.9M, or $0.35 per diluted share, in 2Q ’13 Including after-tax acquisition-related expenses of $5.0M, or $0.09 per diluted share, 2Q ’14 consolidated net income was $9.3M, or $0.16 per diluted shareExcluding acquisition-related expenses, YTD ’14 consolidated net income was up 10% over YTD ’13 $76.7M, or $1.34 per diluted share, compared to $69.7M, or $1.36 per diluted share Including after-tax acquisition-related expenses of $11.9M, or $0.21 per diluted share, YTD ’14 consolidated net income was $64.8M, or $1.13 per diluted shareAdded 5,901 new gas heating customers through June expect to meet full year goal of 16,000 conversions  *

Strategic Initiatives

- Growth – through investment in electric and gas infrastructures
- Growth – through addition of new natural gas heating customers
  - Supported by CT state legislation
- Pursuing investment opportunities in Renewable Generation and other projects
  - Construction on Renewables project is expected to begin in late ′14
- Leveraging internal systems that support the total enterprise
- PGW acquisition

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Pending Acquisition of Philadelphia Gas Works Operations Announced on 3/3

Description	➢ Acquisition of assets and certain liabilities of Philadelphia Gas Works ("PGW Operations")
Purchase Price	➢ Total consideration of $1.86B; PGW Operations acquired on a cash-free and debt-free basis
Financing Plan	➢ UIL intends to issue long-term debt and equity (or in combination with equity like securities) in amounts consistent with maintaining investment grade credit ratings to permanently fund the transaction at close ➢ UIL has secured a $1.90B fully committed facility to support the transaction
Selected Approvals & Timing	➢ Philadelphia City Council ➢ Pennsylvania Public Utility Commission ➢ No shareowner vote required ➢ Expected closing 1Q '15

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PGW Acquisition – Current Status/Next Steps

- City Council Status
  - Council is awaiting the result of an independent consultant evaluation
  - July 16th was the first day UIL could have terminated the Acquisition Agreement and may now exit the deal at any time while it is pending before City Council
    - Decided to continue efforts to pursue acquisition and become a new business partner in Philadelphia
    - UIL remains ready to assist the City Council in its assessment of the sale
- Approval by a majority vote of the City Council is needed
- Next scheduled meeting of City Council is on September 11th
- Future application request to the PA PUC for issuance of Certificate of Public Convenience to UIL subsidiary

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 2Q ‘14 Earnings  Long-Term Organic Growth(1)10-yr Capex Forecast (‘14-’23)  *  (1) Excludes pending PGW acquisition* Includes Renewable Generation - $47M ’14-’18Amounts may not add due to rounding  2014-2023P  2014-2023P

Projected Avg. Rate Base Growth* ('14-'18)

$M


$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
2011A 2012A 2013A 2014P 2015P 2016P 2017P 2018P
$1,887 $2,102 $2,196 $2,318 $2,547 $2,801 $3,012 $3,195
$89 4% $50 2% $11 1%
$24 1% $42 1% $37 1% $32 1%
$867 46% $923 44% $936 42% $986 43% $1,061 42% $1,139 41% $1,225 41% $1,316 41%
$403 22% $464 22% $500 23% $525 23% $556 22% $609 22% $648 22% $663 21%
$528 28% $665 32% $749 34% $807 34% $906 35% $1,011 36% $1,102 36% $1,183 37%
Electric Distribution
Electric Transmission
Gas Distribution**
CTA
Renewables

'14-'18 Rate Base CAGR 8.3%

Gas Distribution: 7.5%

Electric Transmission: 6.0%

Electric Distribution[(1)]: 10.8%

$M	2012A	2013A	2014P	2015P	2016P	2017P	2018P
GenConn Rate Base Projections: - UI's Share:							
Average Rate Base	$ 180	$ 171	$ 163	$ 155	$ 147	$ 139	$ 131
UIL Corporate[(2)]:							
Average Net Investments	$ 18	$ 20	$ 73	$ 89	$ 98	$ 116	$ 118

** Excludes pending PGW acquisition*
*** Gas forecast includes 338 (h)(10) election*
(1) Including Renewable Generation
(2) Represents investments at UIL Corporate
Amounts may not add due to rounding

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UIL

 2Q ‘14 Earnings  Gas Heating Customers  Added 5,901 households & businesses through June ‘14  *  Expect to meet ’14 goal of 16,000 conversions

 2Q ‘14 Earnings  Gas Heating Customer Additions ’10–’13 Actuals & Projections for ‘14–‘23  *

FERC ROE Complaint

Challenge to Regional Transmission (T) Base ROE: "206" complaints filed at the FERC claiming that current approved base ROE of 11.14% on T investments is not just and reasonable

- FERC issued an order tentatively determining a 10.57% base ROE for New England Transmission Owners (NETOs)
- FERC established a paper hearing to determine whether GDP is an appropriate measure of long-term growth
- FERC instituted hearing & settlement judge procedures in the 2nd complaint
- NETOs filed a request for clarification or rehearing on various issues in the order on the initial complaint & 2nd complaint. Other parties also filed requests for rehearing on the initial complaint.
- New complaint (3rd Complaint) filed 7/31/14
  - Argues that market conditions are not anomalous, so ROE should be no greater than the midpoint of the zone of reasonableness
  - Requests a 15-month refund period beginning 7/31/14
  - Seeks to cap ROE for any project at the top of the zone of reasonableness

UI recorded a reserve of $2.6M, pre-tax, in 3Q '13. In the event the issues raised in the 7/21/14 NETOs' filings are decided in a manner not favorable to the NETOs, UI estimates additional pre-tax exposure through June 30, 2014 of approximately $7.0M.

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Regulatory Update

Gas Distribution Rate Case – CNG

- Final decision issued on 1/29/14 ordered a private letter ruling (PLR) request on 338 (h)(10) issue

- CT OCC filed an appeal of PURA's rate case decision – challenged:
  - Decision to require CNG to seek a PLR from the IRS, rather than offsetting rate base
  - PURA's approval of the cast iron/bare steel replacement program tracker

- Draft of the PLR request was filed with PURA
  - PURA issued revisions to CNG's draft - CNG expects to respond to PURA revisions

CT's Comprehensive Energy Strategy -- Regulatory Reopener

- Addresses assignment of non-firm margin credits & aggregating customers in a "portfolio view" approach

CT PURA Monitoring Docket – Acquisition of PGW

- Proceeding to monitor and receive information

Massachusetts DPU Service Quality Order

- Proposes changes in objectives and standards to be applied with respect to electric and gas company service quality standards

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 2Q ‘14 Earnings  2Q & YTD ‘14 Financial Results by Segment  *

 2Q & YTD ‘14 Financial Results - Details        Electric distribution & Other2Q ‘14 net income of $11.2M, or $0.20 per diluted share, compared to $12.1M, or $0.24 per diluted share, in 2Q ’13 -- decrease primarily due to:Increased uncollectible expense of $0.3M, the absence of CTA earnings of $0.2M and a decrease in income from the equity investment in GenConn of $0.2MYTD ‘14 net income of $25.2M, or $0.44 per diluted share, compared to $26.6M, or $0.52 per diluted share, YTD ’13 -- decrease primarily due to:Increased uncollectible expense of $0.8M, the absence of CTA earnings of $0.5M and a decrease in income from the equity investment in GenConn of $0.4MAverage D ROE as of 6/30/14: 8.37% (incl. ’13 regulatory write-offs), 9.60% (excl. ’13 regulatory write-offs)Electric transmission2Q ‘14 net income of $9.0M, or $0.15 per diluted share, compared to $8.9M, or $0.17 per diluted share, in 2Q ‘13YTD ‘14 net income of $17.6M - flat compared to YTD ’13Overall actual weighted-average T ROE as of 6/30/14: 12.2% (excl. reserve recorded in ’13), 11.6 - 11.7% (incl. reserve recorded in ‘13)   *  2Q ‘14 Earnings

 Gas distribution2Q ’14 loss of $2.2M, or $0.04 per diluted share, compared to a loss of $0.9M, or $0.02 per diluted share, in 2Q ‘13 -- increase in loss primarily due to:Warmer weather, increased corporate charges of $0.9M, and increased uncollectible expense of $0.8M, partially offset by customer growth and increased normalized usage per customerYTD ’14 net income of $36.8M, or $0.64 per diluted share, compared to $30.6M, or $0.60 per diluted share, YTD ‘13 -- increase primarily due to:Colder weather, customer growth and increased normalized usage per customer2Q & YTD ‘14 weighted average heating degree days compared to normal & same periods in ‘13  2Q & YTD ‘14 Financial Results - Details        *  2Q ‘14 Earnings

 2Q & YTD ‘14 Financial Results - Details  Gas distribution (cont.)Impact of weather, normalized usage per customer and customer growth – 2Q & YTD ‘14 compared to the same periods in ’13Preliminary avg. ROEs* as of 6/30/14: SCG 9.75 – 9.95%, CNG 9.23 – 9.43%Preliminary avg. weather normalized ROEs* as of 6/30/14: SCG 8.67 – 8.87%, CNG 8.72 – 8.92%  *  2Q ‘14 Earnings  * Including impact of 338(h)(10)

2Q & YTD ‘14 Financial Results - Details

Corporate

- Excluding acquisition-related expenses, 2Q ’14 Corporate costs were $3.7M, or $0.06 per diluted share, compared to $2.2M, or $0.04 per diluted share, in 2Q ‘13 -- increase in costs primarily due to:
  - The partial reversal of $2.0M of an interim tax benefit* recognized in 1Q ’14, which adjusted 1Q ‘14 consolidated tax expense to the projected, annualized consolidated income tax rate
- Including after-tax acquisition-related expenses of $5.0M, or $0.09 per diluted share, 2Q ’14 Corporate costs were $8.7M, or $0.15 per diluted share
- Excluding acquisition-related expenses, YTD ‘14 Corporate costs were $2.9M, or $0.05 per diluted share, compared to $5.1M, or $0.10 per diluted share, YTD ‘13 -- improvement primarily due to:
  - YTD tax benefit of $1.4M due to an interim tax benefit* which adjusted YTD ’14 consolidated tax expense to an amount based on the projected, annualized consolidated income tax rate
- Including after-tax acquisition-related expenses of $11.9M, or $0.21 per diluted share, YTD ’14 Corporate costs were $14.8M, or $0.26 per diluted share

** The interim tax benefit of approximately $3.4M recognized in 1Q ‘14 at the UIL Corporate level will continue to reverse over the year as each segment reflects its seasonal activity.*

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2Q ‘14 Earnings  2014 Earnings Guidance Including Acquisition-Related Expenses to Date  *

 2Q ‘14 Earnings  Questions